As filed with the Securities and Exchange Commission on August 1, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 15, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of the Admiral Mine Assets

On July 15, 2005, Select Resources Corporation, Inc., a wholly owned subsidiary of Tri-Valley Corporation, purchased the Admiral Calder Mine and associated assets in south-east Alaska from Sealaska Corporation and SeaCal, LLC. The property is located on the northwestern coast of Prince of Wales Island, in southeast Alaska between Juneau and Ketchican.

The Mine consists of 13.9 million tons of proven reserves and 12.5 million tons of possible resources of high chemical grade calcium carbonate for use in the paper, plastics and paint filler, whitener, extender and loader markets. In addition, the property also contains over 20 million tons of possible resources of high chemical grade calcium carbonate for use in chemical applications and as off-white fillers, loaders and extenders. The current Mine covers only 15 acres; the entire property covers more than 572 acres of patented mining ground, and includes all operating permits, tideland leases and timber rights. Only about 10% of the property has been explored. The Mine began production by Sealaska and SeaCal in 1999 and ran for three years. It has been idle since 2001.

Demand for high grade calcium carbonate is growing in the Pacific Northwest, California and Asian markets, and the Admiral deposit is well situated to serve coastal consumers. A significant portion of the calcium carbonate supplied to these locations is imported.

Infrastructure associated with the Mine includes the current permitted Mine, material handling and crushing circuit, a deepwater shiploader (2,000 tons per hour) and docking barge with over 40 feet of draft for inter-coastal barges up to Handy Class (45,000 dwt) sized vessels, laboratory, shops and offices, mine camp, and various pieces of mining and operating equipment.

The consideration for the purchase consisted of $1,000,000 in cash at closing and a $2,000,000 non-interest bearing promissory note secured by a deed of trust for the mine assets. The terms of the note call for repayment over ten years in equal annual installments of $200,000. The purchase price was determined in arms' length negotiations between Select and Sealaska and Seacal, who are not affiliates of Select or Tri-Valley.

The purchase agreement also provides an option to Sealaska and Seacal to repurchase the real property associated with the Mine at the lesser of residual fair market value of the property, or $100,000, after the purchaser ceases mining operations at the Mine. Sealaska and Seacal have also been granted a right of first refusal to purchase the Mine, including all equipment, at fair market value if the purchaser proposes to transfer the Mine to a third party.

Select Resources' business is the exploration, development and operation of mining opportunities in North America. Select Resources has no immediate plans for the re-development of the Admiral Mine.

In connection with the purchase, Sealaska and SeaCal have agreed to provide security services to Select Resources at the Mine at cost during the asset transition period, which Select Resources expects to complete within three months.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Tri-Valley hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b) Pro forma financial information.

Tri-Valley hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(c) Exhibits

2.1	Purchase and Sale Agreement by and among Sealaska Corporation and Seacal, LLC, and Select Resources Corporation, Inc. (April 1, 2005)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Tri-Valley Corporation /s/ Thomas J. Cunningham
Date: July 29, 2005	Thomas J. Cunningham, Chief Financial Officer